December 8, 1998



The Boston Beer Company, Inc.
75 Arlington Street
Boston, MA 02116

Ladies and Gentlemen:

        We are counsel to The Boston Beer Company, Inc., a Massachusetts Corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 1995 Employee Equity Incentive Plan, (the "Plan"). We are also familiar with the Registration Statement on Form S-8 to which a copy of this opinion will be attached as an Exhibit.

        As such counsel, we have examined the corporate records of the Company, including its Articles of Organization, By-laws, Minutes of Meetings of its Board of Directors and Stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

        Based   upon  the   foregoing,   and   having   regard  for  such  legal
considerations as we deem relevant, we are of the opinion that:

        1. The Company is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

        2. The Company has duly reserved 2,687,500 shares of common stock, $.01 par value, per share, for issuance under the Plan.

        3. The shares of common stock issuable pursuant to the Plan have been duly authorized and, when issued in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable shares of capital stock of the Company to which no personal liability will attach.




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The Boston Beer Company, Inc.
December 7, 1998
Page 2



        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                       Very truly yours,

                                       /s/Hutchins, Wheeler & Dittmar

                                       Hutchins, Wheeler & Dittmar
                                       A Professional Corporation


FHG:GAP:367120-1
Enclosures


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